Exhibit 10.e

                         WASHINGTON TRUST BANCORP, INC.

                          THE WASHINGTON TRUST COMPANY

                        MEETING OF THE BOARD OF DIRECTORS

VOTED: That, pursuant to the recommendation of the Executive Committee, The Washington Trust Company (the "Bank") and Washington Trust Bancorp, Inc. (the "Corporation") terminate the Outside Directors' Retainer Continuation Plan (the "Directors' Plan") and all benefits under the Directors' Plan, provided that all retired Directors currently receiving payments pursuant to the Plan will continue to receive such payments in accordance with the terms and conditions of the Plan.

VOTED: That, pursuant to the further recommendation of the Executive Committee, the Corporation, in consideration of the termination of the Directors' Plan, adopt, and it hereby does adopt, the Washington Trust Bancorp, Inc. 1996 Directors' Stock Plan (the "1996 Plan") pursuant to which the Corporation shall issue to each of its non-employee Directors that number of shares (the aggregate number of shares to be issued, the "Shares") of common stock of the Corporation, $.0625 par value (the "Common Stock"), as shall be calculated by dividing (i) the amount that would be payable to each such Director under the terms of the Directors' Plan if it were to remain in effect, and if such Director were to leave service as a Director effective September 30, 1996, and if all other conditions for payment to each Director were satisfied (as such amount shall be calculated by the Hay Group) by
          (ii) the Average Stock Price. The "Average Stock Price" shall be the average of the closing prices of Common Stock as reported by the Nasdaq Stock Market for each day during the period beginning January 1, 1996 and ending on September 30, 1996.

VOTED: That the Shares shall be issued to the Directors, effective as of October 1, 1996, and that each Director shall notify the Corporation as to whether he or she elects to receive Restricted Stock or Common Stock without restrictions. "Restricted Stock" shall be Common Stock which shall be forfeited to the Corporation without payment of consideration to the Director in the event that such Director resigns from the Board of Directors without the approval of a majority of the Board of Directors (excluding the Director leaving the Board). The terms of such restriction shall terminate on September 30, 1999.

VOTED: That the Chairman of the Board, President, Treasurer and Secretary be, and they hereby are, authorized and directed to issue on October 1, 1996 or as soon thereafter as practicable, pursuant to the 1996 Plan, stock certificates for that number of whole (i.e. not fractional), fully paid and non-assessable shares of Common Stock or Restricted Stock of the Corporation to which the Directors are entitled under these resolutions.

VOTED: That The Washington Trust Company, the Corporation's transfer agent and registrar (the "Transfer Agent"), be, and it hereby is, authorized and directed to issue and record on its transfer books, stock certificates representing such shares of Common Stock and Restricted Stock payable pursuant to the 1996 Plan and register such stock certificates representing such shares of Common Stock and Restricted Stock.

VOTED: That the proper officers of the Corporation be, and each of them hereby is, authorized for and on behalf of the Corporation, to execute personally or by attorney-in-fact and to cause to be filed with the Securities and Exchange Commission such new registration statement under the Securities Act of 1933, as amended (the "Securities Act") as any such officer shall deem necessary, for the registration of the Shares, and thereafter to execute and cause to be filed any amended registration statement or registration statements and amended prospectus or prospectuses, or amendments or supplements to any of the foregoing, and to cause such registration statements and any amendments thereto to become effective in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the General Rules and Regulations of the Securities and Exchange Commission thereunder.

VOTED: That the Chairman of the Board and Chief Executive Officer of the Corporation be, and he hereby is, appointed as agent for service of the Corporation with respect to said new registration statement with all the powers and functions specified in the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

VOTED: That the proper officers of the Corporation be, and each of them acting singly hereby is, authorized, in the name and on behalf of the Corporation, to take all such actions and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Shares in order to comply with the Securities Act and the Securities Exchange Act of 1934, as amended.

VOTED: That the Corporation apply to the Nasdaq National Market to list thereon the Shares authorized by these resolutions and that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take such action on behalf of the Corporation as such officers may deem necessary and appropriate to effect the listing of such Shares on the Nasdaq National Market, including the execution of a listing application therefore.

VOTED: That the Chairman of the Board, President and Treasurer of the Corporation be, and each of them hereby is, authorized and directed to take such action on behalf of the Corporation as such officers may deem necessary and appropriate to effectuate the intent and purposes of the foregoing resolutions.